Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 31, 2025, relating to the financial statements of RenovoRx, Inc. appearing in the Annual Report on Form 10-K of RenovoRx, Inc. for the year ended December 31, 2024. We also consent to the reference to our Firm under the caption “Experts” in the prospectus.

/s/Frank, Rimerman + Co. LLP

San Francisco, California
November 14, 2025